2017 Highlights “This year we celebrated 115 years in business. A dynamic journey has shaped our bank with a rich history and unique culture.” -Todd Brice, President and Chief Executive Officer 2016 2017 2015 6.5% Increase in cash dividends paid in 2017 6.5% Established in 1902 & experiencing growth throughout Pennsylvania, Ohio, and New York. RETURN ON AVERAGE ASSETS IN 2017 1.22% RETURN ON AVERAGE EQUITY IN 2017 9.90% RETURN ON TANGIBLE EQUITY IN 2017 15.08% Performance Asset Size $7.1 billion Market Cap $1.4 billion Stock Price $39.81 as of 12.31.17 Earnings Per Share $2.47 20% Net Income in millions * * * *This is a non-GAAP number that adjusts for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in the fourth quarter of 2017. Refer to non-GAAP reconciliation included in exhibit 99.1 of this filing.